As filed with the Securities and Exchange Commission on February 6, 1998
               Registration                             Statement No.    -

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549
                                ----------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                                ----------------
                           NEW YORK TELEPHONE COMPANY
             (Exact Name of Registrant as Specified in Its Charter)
                                ----------------

             New York                                   13-5275510
  (State or other jurisdiction of                    (I.R.S. Employer
  incorporation or organization)                  Identification Number)


    1095 Avenue of the Americas                        Ellen C. Wolf
     New York, New York 10036                            Treasurer
          (212) 395-2121                        New York Telephone Company
(Address, including zip code, and              1095 Avenue of the Americas
    telephone number, including                  New York, New York 10036
    area code, of Registrant's                        (212) 395-1056
   principal executive offices)          (Name, address, including zip code, and
                                          telephone number, including area code,
                                                  of agent for service)

                                   Copies to:


        P. Alan Bulliner                            Raymond W. Wagner
  Associate General Counsel and                Simpson Thacher & Bartlett
      Corporate Secretary                         425 Lexington Avenue
    Bell Atlantic Corporation                   New York, New York 10017
   1095 Avenue of the Americas
    New York, New York 10036

                               ----------------
     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement, as determined by market conditions.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] ___________________

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] ____________________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
                               ----------------
                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------

                                         Proposed       Proposed
                                          Maximum        Maximum
  Title of Each Class                    Aggregate      Aggregate     Amount of
     of Securities      Amount to be       Price         Offering   Registration
    to be Registered    Registered(1)   Per Unit(2)      Price(2)        Fee
----------------------  -------------   -----------   ------------  ------------
Debt Securities ......  $750,000,000       100%       $750,000,000     $221,250

--------------------------------------------------------------------------------

(1) Or, if any Debt Securities are issued at an original issue discount, such greater amount as shall result in aggregate gross proceeds of $750,000,000 to the Registrant.
(2) Estimated solely for calculating the registration fee.
                               ----------------
     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

                 SUBJECT TO COMPLETION, DATED FEBRUARY 6, 1998

PROSPECTUS

                                  $750,000,000
                           New York Telephone Company
                        d/b/a/ Bell Atlantic -- New York

                                Debt Securities

      New York Telephone Company ("Company") may offer from time to time in one or more series up to $750,000,000 aggregate principal amount of its debt securities ("Securities"), on terms to be determined at the time Securities are offered for sale. Securities may be offered for sale directly to purchasers and may also be offered through underwriters, dealers or agents.

      The terms of the Securities, including, where applicable, the specific designation, aggregate principal amount, authorized denominations, maturity, interest rate (or manner of calculation thereof) and time of payment of interest, if any, any redemption terms, the initial public offering price, the net proceeds to the Company from the sale of the Securities, the names of any underwriters or agents, any compensation to such underwriters or agents and any other specific terms in connection with the offering and sale of the Securities in respect of which this Prospectus is being delivered are set forth in the accompanying Prospectus Supplement ("Prospectus Supplement").

      The Securities may be issued in registered form or bearer form. In addition, all or a portion of the Securities of a series may be issued in global form. Subject to certain exceptions, Securities in bearer form will not be offered, sold or delivered to persons within the United States or to United States persons. See "Limitations on Issuance of Bearer Securities."

                               ----------------

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
          COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR
          ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
             ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.

                               ----------------
February __, 1998

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

      No person has been authorized to give any information or to make any representation not contained or incorporated by reference in this Prospectus or in the Prospectus Supplement in connection with the offer made by this Prospectus or the Prospectus Supplement and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or by any underwriter, dealer or agent. This Prospectus and the Prospectus Supplement do not constitute an offer to sell or a solicitation of an offer to buy any of the Securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. This Prospectus and the Prospectus Supplement do not constitute an offer to sell or a solicitation of an offer to buy any Securities other than those to which they relate. The delivery of this Prospectus or the Prospectus Supplement at any time does not imply that the information herein or therein is correct as of any time subsequent to its date.

                                ----------------

                              AVAILABLE INFORMATION

      The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended ("Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission ("SEC"). Such reports and other information filed by the Company can be inspected and copied at the public reference facilities of the SEC, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549, as well as at the following SEC Regional Offices: Seven World Trade Center, New York, NY 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, IL 60661. Copies can be obtained from the SEC by mail at prescribed rates. Requests should be directed to the SEC's Public Reference Section, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549. The SEC also maintains a Web site (http://www.sec.gov) that contains reports and other information regarding the Company.

      The Company has filed with the SEC Registration Statements on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statements") under the Securities Act of 1933, as amended ("Securities Act"), covering the Securities offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statements, certain parts of which are omitted from the Prospectus in accordance with the rules and regulations of the SEC. For further information, reference is made to the Registration Statements.

                               ----------------

                     INCORPORATION OF DOCUMENTS BY REFERENCE

      The following documents have been filed by the Company with the SEC (File No. 1-3435) and are hereby incorporated herein by reference:
            (1) The Company's Annual Report on Form 10-K for the year ended December 31, 1996;
            (2) The Company's Quarterly Report on Form 10-Q for the quarters ended March 31, June 30 and September 30, 1997; and
            (3) The Company's Current Reports on Form 8-K, date of reports August 14, 1997, January 12, 1998 and January 20, 1998.

      All documents filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering shall be deemed to be incorporated by reference in this Prospectus and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

      Copies of the above documents (excluding exhibits to such documents, unless such exhibits are specifically incorporated by reference therein) may be obtained upon written or oral request without charge by each person to whom this Prospectus is delivered from the Director-External Reporting, Bell Atlantic Corporation, 31st Floor, 1717 Arch Street, Philadelphia, PA 19103 (telephone number: 215-963-6360).

                                  THE COMPANY

      The Company is engaged in the business of providing telecommunications services in New York State and in a small portion of Connecticut (Greenwich and Byram only). Since January 1, 1984, the Company has been a wholly owned subsidiary of NYNEX Corporation ("NYNEX"), one of the seven regional holding companies formed by American Telephone and Telegraph Company ("AT&T") in connection with the court-ordered divestiture by AT&T of certain portions of its 22 wholly owned operating telephone companies. Prior to its divestiture by AT&T on January 1, 1984, the Company was an associated company of the Bell System and a wholly owned subsidiary of AT&T.

      As a result of the merger of NYNEX and Bell Atlantic Corporation ("Bell Atlantic") on August 14, 1997, the Company became an indirect wholly owned subsidiary of Bell Atlantic. Bell Atlantic, another of the original seven holding companies formed by AT&T in connection with the divestiture, is a diversified telecommunications company operating in the region stretching from Maine to Virginia. In addition to its operating telephone subsidiaries, Bell Atlantic provides domestic wireless service in 25 states and has international wireless and other telecommunications company investments.

      The Company, incorporated in 1896 under the laws of the State of New York, has its principal executive offices at 1095 Avenue of the Americas, New York, NY 10036 (telephone number 212 395-2121).


                                 USE OF PROCEEDS

      The Company intends to apply the proceeds from the sale of the Securities to repay short-term and/or long-term debt and to refinance outstanding long-term debt. If market conditions are such that the Company determines it is in its best interests to refinance long-term debt, the Company would consider redeeming, repurchasing or refinancing, in whole or in part, one or more outstanding issues identified in the Prospectus Supplement relating to the particular series of Securities being offered hereby.


                       RATIO OF EARNINGS TO FIXED CHARGES

      The following table sets forth the historical ratios of earnings to fixed charges of the Company for the periods indicated:

      Nine Months               Years Ended December 31,
         Ended       ----------------------------------------------
     September 30,
         1997         1996*     1995*     1994*     1993*     1992*
    --------------   -------   -------   -------   -------   ------
         2.44         4.48      3.27      2.48      1.31      3.97

      For the purpose of this ratio: (i) earnings have been calculated by adding interest expense and the estimated interest portion of rentals to income before the provision for income taxes, extraordinary item and cumulative effect of change in accounting principle; and (ii) fixed charges are comprised of interest expense, the estimated interest portion of rentals and interest capitalized on construction.

      *Revised to reflect certain reclassifications in presentation and certain retroactive adjustments to conform the accounting methodologies of Bell Atlantic and NYNEX as a result of their merger.


                            DESCRIPTION OF SECURITIES

      The following describes certain general terms and provisions of the Securities to which any Prospectus Supplement may relate. The particular terms and provisions of the series of Securities offered by a Prospectus Supplement, and the extent to which such general terms and provisions described below may apply thereto, will be described in the Prospectus Supplement relating to such series of Securities.

      The Securities are to be issued under an Indenture dated as of February 1, 1998 ("Indenture"), from the Company to The Chase Manhattan Bank, Trustee ("Trustee"). The following summaries of certain provisions of the Securities and the Indenture do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the Indenture, including the definitions therein of certain terms. Wherever particular sections or defined terms of the Indenture are referred to, it is intended that such sections or defined terms shall be incorporated herein by reference.

General

      The Indenture does not limit the amount of Securities which can be issued thereunder, and additional debt securities may be issued thereunder up to the aggregate principal amount which may be authorized from time to time by, or pursuant to a resolution of, the Company's Board of Directors or by a supplemental indenture. Reference is made to the Prospectus Supplement for the following terms of the particular series of Securities being offered hereby: (i) the title of the Securities of the series; (ii) any limit upon the aggregate principal amount of the Securities of the series; (iii) the date or dates (or manner of determining the same) on which the principal of the Securities of the series will mature; (iv) the rate or rates (or manner of calculation thereof), if any, at which the Securities of the series will bear interest, the date or dates from which any such interest will accrue and on which such interest will be payable (or manner of determining the same), and, with respect to Securities of the series in registered form, the record date for the interest payable on any interest payment date; (v) the place or places where the principal of and interest, if any, on the Securities of the series will be payable; (vi) any redemption or sinking fund provisions; (vii) if other than the principal amount thereof, the portion of the principal amount of Securities of the series which will be payable upon declaration of acceleration of the maturity thereof; (viii) whether the Securities of the series will be issuable in registered form ("registered Securities") or bearer form ("bearer Securities") or both, and whether and the terms upon which bearer Securities will be exchangeable for registered Securities and vice versa; (ix) any provisions for payment of additional amounts for taxes and any provision for redemption, in the event the Company must comply with reporting requirements in respect of a Security or must pay such additional amounts in respect of any Security; (x) whether the Securities of the series will be issued in whole or in part in the form of a temporary or permanent global Security or Securities and, in such case, the depositary therefor; (xi) any other terms of the Securities (which terms shall not be inconsistent with the provisions of the Indenture), including any terms which may be required by or advisable under United States laws or regulations or advisable in connection with the marketing of Securities of such series. (Sections 2.01. and 2.02.) To the extent not described herein, principal, premium, if any, and interest, if any, will be payable, and the Securities of a particular series will be transferable, in the manner described in the Prospectus Supplement relating to such series.

      Each series of Securities will constitute unsecured indebtedness of the Company and will rank on a parity with the Company's other unsecured indebtedness.

      Securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. Federal income tax consequences applicable to any such Securities will be described in the Prospectus Supplement relating thereto.


Denominations, Registration of Transfer and Exchange

      Unless otherwise indicated in the Prospectus Supplement, the Securities will be issuable in denominations of $1,000 and integral multiples thereof. Securities of a series may be issuable in whole or in part in the form of one or more global Securities, as described below under "Global Securities". One or more global Securities will be issued in a denomination or aggregate denominations equal to the aggregate principal amount of Securities of the series to be represented by such global Security or Securities. If so provided with respect to a series of Securities, Securities of such series will be issuable solely as bearer Securities with coupons attached or as both registered Securities and bearer Securities.

      In connection with the sale during the "restricted period" as defined in
Section 1.163-5(c)(2)(i)(D)(7) of the United States Treasury Regulations (generally, the first 40 days after the closing date and, with respect to unsold allotments, until sold), no bearer Security shall be mailed or otherwise delivered to any location in the United States (as defined under "Limitations on Issuance of Bearer Securities"). A bearer Security in definitive form (including interests in a permanent global Security) may be delivered only if the person entitled to receive such bearer Security furnishes written certification, in the form required by the Indenture, to the effect that such bearer Security is not owned by or on behalf of a United States person (as defined under "Limitations on Issuance of Bearer Securities"), or, if a beneficial interest in such bearer Security is owned by or on behalf of a United States person, that such United States person (i) acquired and holds the bearer Security through a foreign branch of a United States financial institution, (ii) is a foreign branch of a United States financial institution purchasing for its own account or resale (and in either case, (i) or (ii), such financial institution agrees to comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended ("Code"), and the regulations thereunder) or (iii) is a financial institution purchasing for resale during the restricted period which certifies that it has not acquired such bearer Security for purposes of resale to a United States person or to a person within the United States. (Section 2.03.(d)) See "Global Securities--Bearer Debt Securities" and "Limitations on Issuance of Bearer Securities". Bearer Securities and the coupons related thereto will be transferable by delivery. (Section 2.12.(e))

      Registered Securities of any series (other than a global Security) may be exchanged for other registered Securities of that series, of any authorized denominations and in a like aggregate principal amount having identical terms. In addition, if Securities of any series are issuable as both registered Securities and as bearer Securities, at the option of the holder, and subject to the terms of the Indenture, bearer Securities (with all unmatured coupons, except as provided below, and all matured coupons in default) of such series may be exchanged for registered Securities of that series of any authorized denominations and of a like aggregate principal amount having identical terms. Unless otherwise indicated in an applicable Prospectus Supplement, any bearer Security surrendered in exchange for a registered Security between a regular record date or a special record date and the relevant date for payment of interest shall be surrendered without the coupon relating to such date for payment of interest and interest will not be payable in respect of the registered Security issued in exchange for such bearer Security but will be payable only to the holder of such coupon when due in accordance with the terms of the Indenture. (Section 2.12.(b)) Except as provided in an applicable Prospectus Supplement, bearer Securities will not be issued in exchange for registered Securities.

      Securities may be presented for exchange as provided above, and registered Securities (other than a global Security) may be presented for registration of transfer (with the form of transfer endorsed thereon duly executed), at the office of the registrar or at the office of any co-registrar appointed by the Company for such purpose with respect to any series of Securities and referred to in an applicable Prospectus Supplement, without service charge and upon payment of any taxes and other governmental charges as described in the Indenture. (Sections 2.04. and 2.12.(c)) Such transfer or exchange will be effected upon the registrar or co-registrar, as the case may be, being satisfied with the documents of title and identity of the person making the request. The Company has initially appointed the Trustee as registrar under the Indenture. If a Prospectus Supplement refers to any co-registrars (in addition to the registrar) initially appointed by the Company with respect to any series of Securities, the Company may at any time terminate the appointment of any such co-registrar, except that, if Securities of a series are issuable only as registered Securities, the Company will be required to maintain a registrar for such series. The Company may at any time designate additional co-registrars with respect to any series of Securities. (Section 2.04.)

     Neither the Company nor the registrar shall be required (i) to issue, register the transfer of or exchange Securities of any series for the period of 15 days immediately preceding the selection of any such Securities to be redeemed or (ii) to register the transfer of or exchange Securities of any series selected, called or being called for redemption as a whole or the portion being redeemed of any such Securities selected, called or being called for redemption in part. (Section 2.12.(d))


Payment and Paying Agents
     Unless otherwise indicated in an applicable Prospectus Supplement, payment of (i) principal of (and premium, if any, on) registered Securities will be paid only against presentation and surrender thereof at the office of the paying agent (as defined below) in New York, New York, unless the Company shall have otherwise instructed the Trustee and (ii) interest, if any, on registered Securities (other than a global Security) may be paid on the interest payment date for such Securities to the holder thereof at the close of business on the relevant record date specified in the Securities by check mailed to such holder's address as it appears on the register for such Securities. (Section 2.05.(b))

      Unless otherwise indicated in an applicable Prospectus Supplement, payment of (i) principal of (and premium, if any, on) bearer Securities will be paid only against presentation and surrender thereof, (ii) interest, if any, on bearer Securities will be paid only against presentation and surrender of the coupons for such interest installments as are evidenced thereby as they mature and (iii) original issue discount (as defined in the Code), if any, on bearer Securities will be paid only against presentation and surrender of such Securities (and in either case, (ii) or (iii), at the office of the paying agent located outside of the United States, unless the Company shall have otherwise instructed the Trustee in writing). If at the time that payment of principal of (and premium, if any), interest, if any, or original issue discount, if any, on a bearer Security or coupon shall become due, the payment so payable at the office or offices of all paying agents outside the United States is illegal or effectively precluded because of the imposition of exchange controls or other similar restrictions on the payment of such amount in United States currency, then the Company may instruct the Trustee to make such payments at the office of the paying agent located in the United States. (Section 2.05.(c)) No payment of interest on a bearer Security will be made unless on the earlier of the date of the first such payment by the Company or the delivery by the Company of the bearer Security in definitive form (including interests in a permanent global Security) (the "Certification Date"), a written certificate in the form and to the effect described under "Denominations, Registration of Transfer and Exchange" is provided to the Trustee. (Section 2.08.)

      The Company shall maintain in the Borough of Manhattan, The City of New York, an office or agency where Securities which are issued solely as registered Securities may be presented for payment ("paying agent"). With respect to any series of Securities issued in whole or in part as bearer Securities, the Company shall maintain one or more paying agents located outside the United States and shall maintain such paying agents for a period of two years after the principal of such bearer Securities has become due and payable. During any period thereafter for which it is necessary in order to conform to United States tax laws or regulations, the Company will maintain a paying agent outside the United States to which the bearer Securities (or coupons appertaining thereto) may be presented for payment. The Company may appoint one or more additional paying agents and may terminate the appointment of any paying agent at any time upon written notice. The Company initially appoints the Trustee as paying agent. (Section 2.04.)


Global Securities

      The Securities of a series may be issued in whole or in part in the form of one or more global Securities that will be deposited with or on behalf of a depositary identified in the Prospectus Supplement relating to such series. Global Securities may be issued in either registered or bearer form and in either temporary or permanent form. (Section 2.01.)

      The specific terms of the depositary arrangement with respect to any Securities of a series will be described in the Prospectus Supplement relating to such series. The Company anticipates that the following provisions will apply to all depositary arrangements.

      Unless otherwise specified in an applicable Prospectus Supplement, Securities which are to be represented by a global Security in registered form to be deposited with or on behalf of a depositary will be registered in the name of such depositary or its nominee. Upon the issuance of a global Security in registered form, the depositary for such global Security will credit the respective principal amounts of the Securities represented by such global Security to the accounts of institutions that have accounts with such depositary or its nominee ("participants"). The accounts to be credited shall be designated by the underwriters or agents of such Securities or by the Company, if such Securities are offered and sold directly by the Company. Ownership of beneficial interests in such global Securities will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests by participants in such global Securities will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by the depositary or its nominee for such global Security. Ownership of beneficial interests in global Securities by persons that hold through participants will be shown on, and the transfer of that ownership interest within such participant will be effected only through, records maintained by such participant. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a global Security.

      So long as the depositary for a global Security in registered form, or its nominee, is the registered owner of such global Security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Securities represented by such global Security for all purposes under the Indenture. Except as set forth below, owners of beneficial interests in such global Securities will not be entitled to have Securities of the series represented by such global Security registered in their names, will not receive or be entitled to receive physical delivery of Securities of such series in definitive form and will not be considered the owners or holders thereof under the Indenture.

      Payment of principal of, premium, if any, and any interest on Securities registered in the name of or held by a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner or the holder of the global Security. Neither the Company, the Trustee, any paying agent nor the registrar for such Securities shall owe any duty or obligation to any beneficial owner of any Security or have any responsibility or liability for any aspect of the records or notices relating to or payments made on account of beneficial ownership interests in a global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. (Section 2.07.(c))

      The Company expects that the depositary for a permanent global Security in registered form, upon receipt of any payment of principal, premium or interest in respect of a permanent global Security, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global Security as shown on the records of such depositary. The Company also expects that payments by participants to owners of beneficial interests in such global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with Securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of such participants.

      A global Security in registered form may not be transferred except as a whole by the depositary for such global Security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. If a depositary for a permanent global Security in registered form is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the Company within 90 days, the Company will issue Securities in definitive registered form in exchange for the global Security or Securities representing such Securities. In addition, the Company may at any time and in its sole discretion determine not to have any Securities in registered form represented by one or more global Securities and, in such event, will issue Securities in definitive form in exchange for all of the global Securities representing such Securities. Further, if the Company so specifies with respect to the Securities of a series, an owner of a beneficial interest in a global Security representing Securities of such series may, on terms acceptable to the Company and the depositary for such global Security, receive Securities of such series in definitive form. In any such instance, an owner of a beneficial interest in a global Security will be entitled to physical delivery in definitive form of Securities of the series represented by such global Security equal in principal amount to such beneficial interest and to have such Securities registered in its name (if the Securities of such series are issuable as registered Securities). Securities of such series so issued in definitive form will be issued as either registered or bearer Securities if the Securities of such series are issuable in either form. (Section 2.12) See, however, "Limitation on Issuance of Bearer Securities" below for a description of certain restrictions on the issuance of a bearer Security in definitive form in exchange for an interest in a global Security.

     Bearer Debt Securities. If so specified in an applicable Prospectus Supplement, pending the availability of a permanent global Security, all or any portion of the Securities of a series which may be issuable as bearer Securities will initially be represented by one or more temporary global Securities, without interest coupons, to be delivered to a depositary designated in the applicable Prospectus Supplement, for the benefit of Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euro-clear System ("Euro-clear") and Centrale de Livraison de Valeurs Mobilieres, S.A. ("CEDEL, S.A.") and for credit to the designated accounts. The interests of the beneficial owner or owners in a temporary global Security in bearer form will be exchangeable for definitive Securities (including interests in a permanent global Security in bearer form), representing Securities having the same interest rate and stated maturity, but only upon written certification in the form and to the effect described under "Denominations, Registration of Transfer and Exchange" unless such certification has been provided on an earlier interest payment date. The beneficial owner of a Security represented by a temporary global Security in bearer form or a permanent global Security in bearer form may, on or after the applicable exchange date and upon 30 days' written notice to the Trustee or the global exchange agent given through Euro-clear or CEDEL, S.A., exchange its interest for definitive bearer Securities or, if specified in an applicable Prospectus Supplement, definitive registered Securities of any authorized denomination. No bearer Security delivered in exchange for a portion of a temporary global Security or a permanent global Security shall be mailed or otherwise delivered to any location in the United States. (Section 2.08.)

      Unless otherwise specified in an applicable Prospectus Supplement, interest in respect of any portion of a temporary global Security in bearer form payable in respect of an interest payment date occurring prior to the applicable exchange date will be paid to each of Euro-clear and CEDEL, S.A. with respect to the portion of the temporary global Security in bearer form held for its account, but only upon receipt in each case of written certification, in the form and to the effect described under "Denominations, Registration of Transfer and Exchange". Each of Euro-clear and CEDEL, S.A. will undertake in such circumstances to credit such interest received by it in respect of a temporary global Security in bearer form to the respective accounts for which it holds such temporary global Security in bearer form as of the relevant interest payment date.


Certain Covenants

      The Company currently has outstanding under its Refunding Mortgage dated October 1, 1921 ("Mortgage") between the Company and Bankers Trust Company, as Trustee (as supplemented by 24 supplemental indentures confirming the lien thereof), its Refunding Mortgage Bonds, Series M through R, inclusive, and T and V, in the aggregate principal amount of $985,000,000. Substantially all the property that the Company now owns or hereafter acquires in the State of New York and all securities (except as specified therein) that the Company now owns or hereafter acquires, including securities representing the Company's investment in Empire City Subway Company (Limited), a wholly owned subsidiary of the Company, and in Telesector Resources Group, Inc., which is owned by the Company and New England Telephone and Telegraph Company, are subject to the lien of the Mortgage. As long as any Securities remain outstanding, the Company will not issue any additional bonds under the Mortgage except bonds issued, as provided in the Mortgage, in respect either of bonds surrendered for transfer or exchange or for substitution for mutilated, destroyed, lost or stolen bonds. Nothing in the Indenture prevents the Company from subjecting any property or assets to the lien of the Mortgage, or from taking any action that it deems necessary to comply with the Mortgage. (Section 4.02.)

      As long as any Securities remain outstanding, the Company will not issue additional funded debt securities ranking equally with or prior to the Securities unless, on the date of the proposed issuance of the new funded debt securities, the earnings of the Company available for payment of interest charges during the period of any 12 consecutive calendar months out of the preceding 15 such months were at least 1.75 times the annualized interest for that 12-month period on the total of the funded debt securities outstanding during such period plus the funded debt securities proposed to be issued. "Earnings of the Company available for payment of interest charges" means income before extraordinary items plus all (i) taxes in respect of income, (ii) interest charges on funded debt securities and (iii) interest charges on other indebtedness retired or to be retired by or in anticipation of funded debt securities issued during the period or in respect of which the computation is made. Interest charged to construction is to be includable in income. There will not be included in annualized interest charges the interest on bonds issued under the Mortgage or on any other funded debt securities held in any sinking fund or on any funded debt securities retired or to be retired by or in anticipation of funded debt securities issued during the period or in respect of which the computation is made. "Funded debt securities" means securities evidencing indebtedness of the Company for borrowed money maturing by its terms more than one year after the date of the issuance of the new funded debt securities. Any computation pursuant to this provision may, at the Company's option, be based on consolidated figures of the Company and its consolidated subsidiaries. (Section 4.03.)

      If at any time the Company mortgages, pledges or otherwise subjects to any lien the whole or any part of any property or assets now owned or hereafter acquired by it, except as heretofore and hereinafter provided, the Company will secure the outstanding Securities, and any other obligations of the Company which may then be outstanding and entitled to the benefit of a covenant similar in effect to this covenant, equally and ratably with the indebtedness or obligations secured by such mortgage, pledge or lien, for as long as any such indebtedness or obligation is so secured. The foregoing covenant does not apply to the creation, extension, renewal or refunding of purchase-money mortgages or liens, or to the making of any deposit or pledge to secure public or statutory obligations or with any governmental agency at any time required by law in order to qualify the Company to conduct its business or any part thereof or in order to entitle it to maintain self-insurance or to obtain the benefits of any law relating to workmen's compensation, unemployment insurance, old age pensions or other social security, or with any court, board, commission or governmental agency as security incident to the proper conduct of any proceeding before it. Nothing contained in the Indenture prevents a person directly or indirectly controlling or controlled by, or under direct or indirect common control with, the Company from mortgaging, pledging or subjecting to any lien any property or assets, whether or not acquired by such person from the Company. (Section 4.04.)


Amendment and Waiver

      Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented by the Company and the Trustee with the consent of the holders of a majority in principal amount of the outstanding Securities of each series affected by the amendment or supplement (with each series voting as a class), or compliance with any provision may be waived with the consent of the holders of a majority in principal amount of the outstanding Securities of each series affected by such waiver (with each series voting as a class). However, without the consent of each Securityholder affected, an amendment or waiver may not (i) reduce the amount of Securities whose holders must consent to an amendment or waiver; (ii) change the rate of or change the time for payment of interest on any Security;
(iii) change the principal of or change the fixed maturity of any Security; (iv) waive a default in the payment of the principal of or interest on any Security;
(v) make any Security payable in money other than that stated in the Security; or (vi) impair the right to institute suit for the enforcement of any payment on or with respect to any Security. (Section 9.02.) The Indenture may be amended or supplemented without the consent of any Securityholder (i) to cure any ambiguity, defect or inconsistency in the Indenture or in the Securities of any series; (ii) to provide for the assumption of all the obligations of the Company under the Securities and any coupons related thereto and the Indenture by any corporation in connection with a merger, consolidation, transfer or lease of the Company's property and assets substantially as an entirety, as provided for in the Indenture; (iii) to provide for uncertificated Securities in addition to or in place of certificated Securities; (iv) to make any change that does not adversely affect the rights of any holder of a Security; (v) to provide for the issuance of and establish the form and terms and conditions of a series of Securities or to establish the form of any certifications required to be furnished pursuant to the terms of the Indenture or any series of Securities; or
(vi) to add to the rights of holders of any series of Securities. (Section
9.01.)


Successor Entity

      The Company may not consolidate with, or merge into, or transfer or lease its property and assets substantially as an entirety to, another entity unless the successor entity is a corporation and assumes all the obligations of the Company under the Securities and any coupons related thereto and the Indenture. Thereafter all such obligations of the Company terminate. (Section 5.01.)


Events of Default

      The following events are defined in the Indenture as "Events of Default" with respect to a series of Securities: (i) default in the payment of interest on any Security of such series for 90 days; (ii) default in the payment of the principal of any Security of such series; (iii) failure by the Company for 90 days after notice to it to comply with any of its other agreements in the Securities of such series, in the Indenture or in any supplemental indenture; and (iv) certain events of bankruptcy or insolvency. (Section 6.01.) If an Event of Default occurs with respect to the Securities of any series and is continuing, the Trustee or the holders of at least 25% in principal amount of all of the outstanding Securities of that series may declare the principal (or, if the Securities of that series are original issue discount Securities, such portion of the principal amount as may be specified in the terms of that series) of all the Securities of that series to be due and payable. Upon such declaration, such principal (or, in the case of original issue discount Securities, such specified amount) shall be due and payable immediately. (Section 6.02.)

      Holders of Securities may not enforce the Indenture or the Securities, except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. (Section 6.06.) Subject to certain limitations, holders of a majority in principal amount of the Securities of each series affected (with each series voting as a class) may direct the Trustee in its exercise of any trust power. (Section 6.05.) The Trustee may withhold from holders of Securities notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. (Section 7.05.)


Concerning The Trustee

      The Company maintains banking relationships in the ordinary course of business with the Trustee. The Trustee also serves as trustee for the Company's Five Year 51/4% Notes due September 1, 1998, Ten Year 57/8% Notes due September 1, 2003, Ten Year 55/8% Notes due November 1, 2003, Ten Year 61/4% Notes due February 15, 2004, Twelve Year 6.125% Debentures, due January 15, 2010, Thirty Year 6.70% Debentures due November 1, 2023, Thirty Year 71/4% Debentures due February 15, 2024, Thirty-Two Year 7% Debentures due August 15, 2025, and Forty Year 7% Debentures due December 1, 2033, all issued under an Indenture dated as of June 1, 1993 from the Company to the Trustee. Walter V. Shipley, the Chairman of the Board and Chief Executive Officer of the Trustee and The Chase Manhattan Corporation, the parent of the Trustee, is a director of the Company and Bell Atlantic. John R. Stafford, a director of the Trustee and The Chase Manhattan Corporation, is a director of the Company and Bell Atlantic.

                  LIMITATIONS ON ISSUANCE OF BEARER SECURITIES

      In compliance with United States federal tax laws and regulations, bearer Securities may not be offered or sold during the restricted period (as defined under "Description of Securities--Denominations, Registration of Transfer and Exchange"), or delivered in definitive form in connection with a sale during the restricted period, in the United States or to a United States person (each as defined below), except to the extent permitted under Section 1.163-5
(c)(2)(i)(D) of the United States Treasury Regulations (the "D" Rules). Any underwriters, agents and dealers participating in the offering of Securities must agree not to offer or sell bearer Securities in the United States or to United States persons, except to the extent permitted under the D Rules, nor deliver bearer Securities within the United States.

      Bearer Securities and their interest coupons will bear a legend substantially to the following effect: "Any United States person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in Section 165(j) and 1287(a) of the Internal Revenue Code". The sections referred to in such legend provide that a United States person, with certain exceptions, will not be entitled to deduct any loss on bearer Securities and must treat as ordinary income any gain realized on a sale or other disposition of bearer Securities.

      Purchasers of bearer Securities may be affected by certain limitations under United States tax laws. See "United States Taxation--Backup Withholding".

      As used herein, "United States person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States, an estate the income of which is subject to United States federal income taxation regardless of its source or a trust which is subject to the supervision of a court within the United States and the control of a United States person as described in Section 7701(a)(30) of the Code. "United States" means the United States of America (including the States and the District of Columbia) and its possessions including Puerto Rico, the United States Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.


                            UNITED STATES TAXATION

      THE DISCUSSION SET FORTH BELOW IS INTENDED ONLY AS A SUMMARY OF CERTAIN OF THE UNITED STATES FEDERAL INCOME AND ESTATE TAX CONSEQUENCES APPLICABLE TO THE OWNERSHIP OF SECURITIES BY UNITED STATES ALIENS AND DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR LISTING OF ALL POTENTIAL TAX EFFECTS RELEVANT TO A DECISION TO PURCHASE SECURITIES. SUCH DISCUSSION DOES NOT ADDRESS ANY TAX CONSEQUENCES THAT MAY BE RELEVANT TO INVESTORS THAT ARE NOT UNITED STATES ALIENS OR ANY TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCALITY OR NON-UNITED STATES JURISDICTION. OTHER SIGNIFICANT UNITED STATES FEDERAL INCOME TAX CONSEQUENCES THAT MAY BE RELEVANT TO A PARTICULAR OFFERING OF SECURITIES WILL BE SET FORTH IN THE APPROPRIATE PROSPECTUS SUPPLEMENT. FURTHERMORE, THE DISCUSSION SET FORTH BELOW IS BASED ON THE CODE, REGULATIONS, RULINGS AND JUDICIAL DECISIONS AS OF THE DATE HEREOF, AND SUCH AUTHORITIES MAY BE REPEALED, REVOKED OR MODIFIED SO AS TO MAKE THE FOLLOWING ANALYSIS INAPPLICABLE. IT IS RECOMMENDED THAT ALL PROSPECTIVE INVESTORS CONSULT THEIR OWN TAX ADVISORS CONCERNING THE TAX CONSIDERATIONS OF THIS OFFERING.

      Under present United States federal income and estate tax law, and subject to the discussion below concerning backup withholding:

            (a) no withholding of United States federal income tax will be required with respect to the payment by the Company or any paying agent of principal, premium, if any, or interest (which for purposes of this discussion includes original issue discount ("OID")) on a Security owned by a United States Alien (as defined below), provided that, in the case of interest (i) the beneficial owner does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote within the meaning of Section 871(h)(3) of the Code and the regulations thereunder, (ii) the beneficial owner is not a controlled foreign corporation that is related to the Company through stock ownership, (iii) in the case of a registered Security, the beneficial owner satisfies the statement requirement (described generally below) set forth in Section 871(h) and Section 881(c) of the Code and the regulations thereunder, and (iv) the beneficial owner is not a bank whose receipt of interest on a Security is described in Section 881(c)(3)(A) of the Code;

            (b) no withholding of United States federal income tax will be required with respect to any gain or income realized by a United States Alien upon the sale, exchange or retirement of a Security; and

            (c) a Security beneficially owned by an individual who at the time of death is a United States Alien will not be subject to United States federal estate tax as a result of such individual's death, provided that such individual does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote within the meaning of Section 871(h)(3) of the Code and provided that the interest payments with respect to such Security would not have been, if received at the time of such individual's death, effectively connected with a United States trade or business of such individual.

      To qualify for the exemption from withholding tax in (a)(iii) above, the beneficial owner of a registered Security, or a financial institution holding the Security on behalf of such owner, must provide, in accordance with specified procedures, a paying agent of the Company with a statement to the effect that the beneficial owner is not a United States person, citizen or resident. Currently, these requirements will be met if (1) the beneficial owner provides his name and address and certifies, under penalties of perjury, that he is not a United States person, citizen or resident (which certification may be made on an Internal Revenue Service Form W-8 or a successor form) or (2) a financial institution holding the Security on behalf of the beneficial owner certifies, under penalties of perjury, that such statement has been received by it and furnishes a paying agent with a copy thereof. Under Treasury regulations finalized in 1997 (the "Final Regulations"), the statement requirement referred to in (a)(iii) above may also be satisfied with other documentary evidence for interest paid after December 31, 1998 with respect to an offshore account or through certain foreign intermediaries.

      Payments to United States Aliens not meeting the requirements of paragraph
(a) above and thus subject to 30% withholding of United States federal income tax may nevertheless be exempt from such withholding if the beneficial owner of the Security provides the Company with a properly executed (1) Internal Revenue Service Form 1001 (or a successor form) claiming an exemption from withholding under the benefit of a tax treaty or (2) Internal Revenue Service Form 4224 (or a successor form) stating that interest paid on the Security is not subject to withholding because it is effectively connected with the owner's conduct of a trade or business in the United States. Under the Final Regulations, United States Aliens will generally be required to provide Internal Revenue Service Form W-8 in lieu of Internal Revenue Service Form 1001 and Internal Revenue Service Form 4224, although alternative documentation may be applicable in certain situations.

      If a United States Alien is engaged in a trade or business in the United States and premium, if any, or interest (including OID) on a Security is effectively connected with the conduct of such trade or business, the United States Alien, although exempt from the withholding tax discussed above, will be subject to United States federal income tax on such interest and OID on a net income basis in the same manner as if it were a United States person. In addition, if such holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits for the taxable year, subject to adjustments. For this purpose, such premium, if any, and interest (including OID) on a Security will be included in such foreign corporation's earnings and profits.

      Any gain or income realized upon the sale, exchange, retirement or other disposition of a Security generally will not be subject to United States federal income tax unless (i) such gain or income is effectively connected with a trade or business in the United States of the United States Alien, or (ii) in the case of a United States Alien who is an individual, such individual is present in the United States for 183 days or more in the taxable year of such sale, exchange, retirement or other disposition, and certain other conditions are met.

      As used herein, "United States Alien" means any corporation, partnership, individual or fiduciary that is, as to the United States, a foreign corporation, a nonresident alien individual, a nonresident fiduciary of a foreign estate or trust, or a foreign partnership one or more of the members of which is, as to the United States, a foreign corporation, a nonresident alien individual or a nonresident fiduciary of a foreign estate or trust.

Backup Withholding

      Under certain circumstances, the Company or its paying agent will have to report to the United States Internal Revenue Service payments of principal, interest, original issue discount, if any, and any premium. In addition, the Company or its paying agent may have to withhold 31% of such payments and deposit such amounts with the Internal Revenue Service ("backup withholding").

      Generally, no information reporting or backup withholding will be required with respect to payments by the Company or a paying agent to United States Aliens (1) if those payments are made outside of the United States on bearer Securities or (2) on registered Securities with respect to which a statement described in (a)(iii) above has been received and the payor does not have actual knowledge that the beneficial owner is a United States person.

     In addition, backup withholding and information reporting will not apply if the principal of, premium, if any, or interest on a Security is paid or collected by a foreign office of a custodian, nominee or other foreign agent on behalf of the beneficial owner of such Security, or if a foreign office of a broker (as defined in applicable Treasury regulations) pays the proceeds of the sale of a Security to the owner thereof. If, however, such nominee, custodian, agent or broker is, for United States federal income tax purposes, a United States person, a controlled foreign corporation or a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a United States trade or business, or, after December 31, 1998, if such nominee, custodian, agent or broker is a foreign partnership, in which one or more United States persons, in the aggregate, own more than 50% of the income or capital interests in the partnership or if the partnership is engaged in a trade or business in the United States, such payments will not be subject to backup withholding but will be subject to information reporting, unless (1) such custodian, nominee, agent or broker has documentary evidence in its records that the beneficial owner is not a United States person and certain other conditions are met or (2) the beneficial owner otherwise establishes an exemption.

      Principal of, premium, if any, and interest on a Security paid to the beneficial owner of such Security by a United States office of a custodian, nominee or agent, or the payment by the United States office of a broker of the proceeds of sale of such Security, will be subject to both backup withholding and information reporting unless the beneficial owner provides the statement referred to in (a) (iii) above and the payor does not have actual knowledge that the beneficial owner is a United States person or otherwise establishes an exemption.

      Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against such United States Alien's United States federal income tax liability provided the required information is furnished to the Internal Revenue Service.


                             PLAN OF DISTRIBUTION

General

      The Company may sell the Securities being offered hereby: (i) directly to purchasers, (ii) through agents, (iii) through underwriters, (iv) through dealers or (v) through a combination of any such methods of sale.

      The distribution of the Securities may be effected from time to time in one or more transactions either: (i) at a fixed price or prices, which may be changed, (ii) at market prices prevailing at the time of sale, (iii) at prices related to such prevailing market prices or (iv) at negotiated prices.

      Offers to purchase Securities may be solicited directly by the Company or by agents designated by the Company from time to time. Any such agent, which may be deemed to be an underwriter as that term is defined in the Securities Act, involved in the offer or sale of the Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the Company to such agent will be set forth, in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment (ordinarily five business days or less). Agents may be customers of, engage in transactions with, or perform services for, the Company in the ordinary course of business.

      If an underwriter or underwriters are utilized in the sale, the Company will execute an underwriting agreement with such underwriters at the time of sale to them, and the names of the underwriters and the terms of the transactions will be set forth in the Prospectus Supplement, which will be used by the underwriters to make resales of the Securities in respect of which this Prospectus is delivered to the public.

      If a dealer is utilized in the sale of the Securities in respect of which this Prospectus is delivered, the Company will sell such Securities to the dealer, as principal. The dealer may then resell such Securities to the public at varying prices to be determined by such dealer at the time of resale.

      Securities may also be offered and sold, if so indicated in the Prospectus Supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms ("remarketing firms"), acting as principals for their own accounts or as agents for the Company. Any remarketing firm will be identified and the terms of its agreement, if any, with the Company and its compensation will be described in the Prospectus Supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act, in connection with the Securities remarketed thereby.

      Underwriters, dealers, agents and remarketing firms may be customers of, engage in transactions with, or perform services for, the Company in the ordinary course of business. Also, underwriters, dealers, agents, remarketing firms and other persons may be entitled, under agreements which may be entered into with the Company, to indemnification against, or contribution with respect to, certain civil liabilities, including liabilities under the Securities Act.

      Each underwriter, dealer, agent and remarketing firm participating in the distribution of any Securities that are issuable as bearer Securities will agree that it will not offer, sell or deliver, directly or indirectly, bearer Securities in the United States or to United States persons (other than qualifying financial institutions) in connection with the original issuance of such Securities.


Delayed Delivery Arrangements

      If so indicated in the Prospectus Supplement, the Company will authorize agents and underwriters to solicit offers by certain institutions to purchase Securities from the Company at the public offering price set forth in the Prospectus Supplement pursuant to Delayed Delivery Contracts (the "Contracts") providing for payment and delivery on the date stated in the Prospectus Supplement. Each Contract will be for an amount not less than, and unless the Company otherwise agrees, the aggregate principal amount of Securities sold pursuant to Contracts shall be not less nor more than, the respective amounts stated in the Prospectus Supplement. Institutions with whom Contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to the approval of the Company. Contracts will not be subject to any conditions except that the purchase by an institution of the Securities covered by its Contract shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject. A commission indicated in the Prospectus Supplement will be paid to underwriters and agents soliciting purchases of Securities pursuant to Contracts accepted by the Company.

      The place and time of delivery for the Securities in respect of which this Prospectus is delivered are set forth in the accompanying Prospectus Supplement.


                                     EXPERTS

      The consolidated balance sheets as of December 31, 1996 and 1995 and the consolidated statements of income and reinvested earnings (accumulated deficit) and cash flows for each of the three years in the period ended December 31, 1996 and the related consolidated financial statement schedule, all incorporated by reference in this Prospectus, have been incorporated herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.


                                  LEGAL MATTERS

      The legality of the Securities offered hereby will be passed upon for the Company by Sandra DiIorio Thorn, General Counsel of the Company, and for the agents or underwriters, if any, by Simpson Thacher & Bartlett (a partnership which includes professional corporations), 425 Lexington Avenue, New York, New York 10017. Simpson Thacher & Bartlett from time to time has acted as counsel in certain matters for the Company and certain of its affiliates.

================================================================================

No person has been authorized to give
any information or to make any
representations other than those
contained in this Prospectus and, if
given or made, such information or
representations must not be relied
upon as having been authorized. This
Prospectus does not constitute an
offer to sell or the solicitation of
an offer to buy any securities other
than the securities described in this
Prospectus or an offer to sell or the              New York Telephone
solicitation of an offer to buy such                     Company
securities in any circumstances in
which such offer or solicitation is          d/b/a Bell Atlantic -- New York
unlawful. Neither the delivery of this
Prospectus nor any sale made hereunder
shall, under any circumstances, create
any implication that the information                  $750,000,000
contained herein or therein is correct
as of any time subsequent to the date
of such information.

                                                     Debt Securities
           -----------------


           TABLE OF CONTENTS

                                  Page
                                  ----
Available Information .............  2
Incorporation of Documents by
   Reference ......................  2
The Company .......................  3
Use of Proceeds ...................  3
Ratio of Earnings to Fixed Charges   3
Description of Securities .........  3
Limitations on Issuance of Bearer
   Securities ..................... 10
United States Taxation ............ 10
Plan of Distribution .............. 12
Experts ........................... 13
Legal Matters ..................... 13

================================================================================

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14. Other Expenses of Issuance and Distribution

  Securities and Exchange Commission Filing Fee .................    $221,250
  Rating Agency Fees ............................................     230,000*
  Fees and Expenses of Trustee ..................................       5,000*
  Printing and Distributing Prospectus ..........................      70,000*
  Accountants' Fees and Expenses ................................      40,000*
  Legal and Blue Sky Fees and Expenses ..........................       3,000*
  Miscellaneous Expenses ........................................       5,750*
                                                                     --------
  Total .........................................................    $575,000*
                                                                     ========

----------------
* Estimated.


Item 15. Indemnification of Directors and Officers

      Pursuant to the New York Business Corporation Law ("BCL"), a director or officer of a corporation is entitled, under specified circumstances, to indemnification by the corporation against reasonable expenses, including attorneys' fees, incurred by him in connection with the defense of a civil or criminal proceeding to which he has been made, or threatened to be made, a party by reason of the fact that he was such director or officer. In certain circumstances, indemnity is provided against judgments, fines and amounts paid in settlement. In general, indemnification is not available where the director or officer has been adjudged to have breached his duty to the corporation or where he did not act in good faith. Specific court approval is required in some cases. The BCL further provides that the indemnification provided pursuant to it shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under the certificate of incorporation or by-laws, or if authorized by the certificate of incorporation or by-laws by an agreement or a resolution of shareholders or directors. In accordance with this provision, the By-Laws of the registrant authorize the registrant to indemnify its directors and officers to the fullest extent authorized or permitted by law pursuant to a resolution of the shareholder or the directors or an indemnification agreement. Pursuant to this authorization, the Board of Directors adopted resolutions providing that under certain circumstances the registrant shall indemnify, and advance expenses to, any director or officer who meets specified standards. The foregoing statement is subject to the detailed provisions of Sections 715, 717 and 721-726 of the BCL, to which reference is hereby made.

      The directors and officers of the registrant are covered by insurance policies indemnifying against certain liabilities, including certain liabilities arising under the Securities Act of 1933, which might be incurred by them in such capacities and against which they cannot be indemnified by the registrant.

      Any underwriters, dealers or agents referred to in the prospectus contained in this registration statement will agree to indemnify the registrant's directors and its officers who signed the registration statement against certain liabilities which might arise under the Securities Act of 1933 from information furnished to the registrant by or on behalf of any such indemnifying party.


Item 16. Exhibits

      The Exhibit Index beginning on page E-1 is hereby incorporated by reference.


Item 17. Undertakings

      The registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

            (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

            (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that the undertakings set forth in paragraphs (1)(i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in Item 15 (other than the insurance policies referred to therein), or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted against the registrant by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York, State of New York, on the 6th day of February, 1998.

                           NEW YORK TELEPHONE COMPANY




                                     By /s/ Edwin F. Hall
                                        -----------------
                                         Controller

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:


         Signature                        Title                       Date
-------------------------  ----------------------------------  -----------------

           *               Director                            February 6, 1998
-------------------------
    Richard L. Carrion

           *               Director                            February 6, 1998
-------------------------
  Stanley P. Goldstein

           *               Controller (principal               February 6, 1998
-------------------------  accounting officer)
       Edwin F. Hall

           *               Director                            February 6, 1998
-------------------------
     Helene L. Kaplan

           *               Director                            February 6, 1998
-------------------------
   Elizabeth T. Kennan

           *               Director                            February 6, 1998
-------------------------
     John F. Maypole

           *               Director                            February 6, 1998
-------------------------
     Joseph Neubauer

           *               Director                            February 6, 1998
-------------------------
       Hugh B. Price

           *               Director, Chairman of the Board,    February 6, 1998
-------------------------  President and
    Ivan G. Seidenberg     Chief Executive Officer
                           (principal executive officer)

           *               Director                            February 6, 1998
-------------------------
     Walter V. Shipley

         Signature                        Title                       Date
-------------------------  ----------------------------------  -----------------

           *               Director                            February 6, 1998
-------------------------
    John R. Stafford

           *               Director                            February 6, 1998
-------------------------
  Lodewijk J.R. de Vink

           *               Chief Financial Officer             February 6, 1998
-------------------------  (principal financial officer)
     Doreen A. Toben

*By: /s/ Edwin F. Hall
-------------------------
   Edwin F. Hall
   As Attorney-in-fact and on
   his own behalf as
   principal accounting
   officer

                                  EXHIBIT INDEX



                                                                    Page Number
                                                                   in Sequential
 Exhibit                                                             Numbering
  Number    Description                                               System
---------   --------------------------------------------------------------------
  1         Form of Underwriting Agreement

  4 Indenture from the Company to The Chase Manhattan Bank, Trustee, dated as of February 1, 1998. The form or forms of Security with respect to each particular series of Securities registered hereunder will be filed as an exhibit to a Current Report on Form 8-K of the Company and incorporated herein by reference.

  5 Opinion of Sandra DiIorio Thorn, General Counsel of the Company, as to the legality of the Securities to be issued.

  12        Computation of Ratio of Earnings to Fixed Charges
            (incorporated herein by reference to Exhibit 12 to the Company's Current Report on Form 8-K dated
            January 12, 1998).

  23-a      Consent of Coopers & Lybrand L.L.P., Independent
            Accountants.

  23-b Consent of Sandra DiIorio Thorn, General Counsel of the Company (contained in her Opinion filed as Exhibit 5 hereto).

  24        Powers of Attorney.

  25        Statement of Eligibility of The Chase Manhattan
            Bank, Trustee, on Form T-1.